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                                                                  Exhibit 23.4


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of CORVETTEPORSCHE CORP. for the registration of shares of its common stock of our report dated February 20, 2001 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in the Current Report on Form 8-K/A Amendment No. 1 of Conoco Inc. dated September 10, 2001, filed with the United States Securities and Exchange Commission.

                                                 Signed "Ernst & Young LLP"

Calgary, Canada
December 7, 2001                                      Chartered Accountants